                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION
                                      OF
                            STERLING SOFTWARE, INC.

                                   ARTICLE I

     The name of the corporation is STERLING SOFTWARE, INC.

                                  ARTICLE II

     The address of the corporation's registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

     The total number of shares of stock of all classes which the corporation shall have authority to issue is Twenty-Two Million (22,000,000), consisting of Twenty Million (20,000,000) shares of Common Stock having a par value of $.10 per share, and Two Million (2,000,000) shares of Preferred Stock having a par value of $.10 per share.

     The Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. The Preferred Stock of each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed by the Board of Directors in the resolution or resolutions providing for the issue of such series of Preferred Stock pursuant to the authority to do so which is hereby expressly vested in the Board of Directors.

     Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issue of any particular series of Preferred Stock, the number of shares of stock of any such series so set forth in such resolution or resolutions may be increased or decreased (but not below the number of shares of such series then outstanding) by a resolution or resolutions likewise adopted by the Board of Directors. No approval by class or series vote or otherwise, of the holders of the Preferred Stock or any series thereof will be required for the issue by the Board of Directors of any other series of Preferred Stock, whether or not in any respect senior to or on a parity with any such outstanding series, provided, however, that the Board of Directors may condition the issue of such additional series of Preferred Stock on the approval, by such proportion as the Board of Directors may specify, of any such outstanding series.

     Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issue of any particular series of Preferred Stock, Preferred Stock redeemed or otherwise acquired by the corporation shall assume the status of authorized but unissued Preferred Stock and shall be unclassified as to series and may thereafter, subject to the provisions of this
Article IV and to any restrictions contained in any resolution or resolutions of the Board of Directors providing for the issue of any such series of Preferred Stock, be reissued in the same manner as other authorized but unissued Preferred Stock.

     Shares of Common Stock and, subject to the provisions of this Article, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors determines and on such terms and for such consideration as may be fixed by the Board of Directors.

     Subject to the provisions of law and the preferences of the Preferred Stock, dividends may be paid on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

     The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the corporation entitled to a vote thereon.

     Except as otherwise specifically required by law or as specifically provided in any resolution or resolutions of the Board of Directors providing for the issue of any particular series of Preferred Stock, the exclusive voting power of the corporation shall be vested in the Common Stock of the corporation. Each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the corporation.

                                   ARTICLE V

     Section 1.  The name and mailing address of the incorporator is as follows:

          Robert L. Jones
          4400 InterFirst One
          Dallas, Texas 75202

     Section 2. The name and mailing address of each person who is to serve as a director of the corporation until the first annual meeting of the stockholders of the corporation or until a successor is elected and qualified is as follows:

          Sterling L. Williams
          1001 Campbell Centre
          8350 North Central Expressway
          Dallas, Texas 75206

                                  ARTICLE VI

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE VII

     Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

                                 ARTICLE VIII

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, to the extent and in the manner now or hereafter prescribed by the laws of the State of Delaware, and additional provisions authorized by such laws as are then in force may be added hereto. All rights conferred upon the directors, officers and stockholders of the corporation herein or in any amendment hereof are granted subject to this reservation.

     I, THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of

Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 10th day of February, 1983.

                                  /s/ Robert L. Jones
                                ---------------------
                                Robert L. Jones

                 CERTIFICATE OF THE DESIGNATION, PREFERENCES,

                     RIGHTS AND LIMITATIONS OF CUMULATIVE

                     REDEEMABLE PREFERRED STOCK, SERIES A

                                      OF

                            STERLING SOFTWARE, INC.

                         -----------------------------

                     Pursuant to Section 151 of the General

                    Corporation Law of the State of Delaware

                         -----------------------------


          STERLING SOFTWARE, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

          DOES HEREBY CERTIFY:

          That, pursuant to the authority expressly vested in the Board of Directors by Article Four of the Certificate of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, duly adopted, by written consent, a resolution providing for the issuance of Four Hundred Seventeen Thousand Eight Hundred Fifty Seven (417,857) shares of Cumulative Redeemable Preferred Stock, Series A, which resolution is as follows:

          RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Article Four of the Certificate of Incorporation of the Corporation, as amended, this Board of Directors hereby creates a series of the Preferred Stock, $0.10 par value, of the Corporation to consist of Four Hundred Seventeen Thousand Eight Hundred Fifty Seven (417,857) shares (the "Authorized Amount"), and this Board of Directors hereby fixes the designation and the powers, preferences and rights, and the qualifications, limitations or restrictions thereon, of the shares of such series (in addition to the powers, preferences and rights, and the qualifications, limitations or restrictions thereon, set forth in the Certificate of Incorporation, as amended, which are applicable to all series of the Preferred Stock, $0.10 par value, of the Corporation) as follows:

          Four Hundred Seventeen Thousand Eight Hundred Fifty Seven (417,857) shares of the Preferred Stock, $0.10 par value, of the Corporation are hereby constituted as a series of the Preferred Stock designated as "Cumulative Redeemable Preferred Stock, Series A" (hereinafter called the "Series A Stock") with the voting powers and the preferences and rights hereinafter set forth.

          1.  Definitions.  As used herein:
              -----------
          "Acquisition" means SSI Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Corporation, and any successor thereto.

          "Common Stock" means (i) the class of stock designated as the Common Stock of the Corporation as of August 12, 1985, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value or from no par value to par value.

          "Consolidated Current Liabilities," as of the date of determination means (i) the aggregate amount of liabilities of the Corporation and its Consolidated Subsidiaries which may properly be classified as current liabilities (including, without limitation, taxes accrued as estimated), on a consolidated basis, after eliminating all inter-company items between the Corporation and any Subsidiary and (ii) all current maturities of long-term and short-term Indebtedness, as determined in accordance with generally accepted accounting principles.

          "Consolidated Net Assets," as of any date, means the total amount of assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Corporation and its Consolidated Subsidiaries as at such date as recorded after the Merger giving effect to purchase accounting, after deducting therefrom the amounts of:

          (a) Consolidated Current Liabilities;

          (b) minority interests held by persons other than the Corporation and its Consolidated Subsidiaries;

          (c) any revaluation or other write-up in book value of assets subsequent to June 30, 1985 as a result of a change in the method of valuation of accordance with generally accepted accounting principles, other than any revaluation or write-up of tangible assets made in accordance with generally accepted accounting principles in connection with the Merger or in connection with the acquisition of another business;

          (d) all other intangible assets, including without limitation, goodwill, patents, trademarks, tradenames, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, and research and development costs), but excluding goodwill and intangible assets, if any, recorded in the Merger and purchased software;

          (e) treasury stock (if included in total assets);

          (f) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock to the extent such obligation is not reflected in Consolidated Current Liabilities;

          (g) investments in Unconsolidated Subsidiaries; and

          (h) the excess, if any, of the amount at which securities issued by any Person (other than a Consolidated Subsidiary) are carried over the lesser of the cost or market value (as determined in good faith by the Board of Directors of the Corporation or SSI Acquisition, Inc., as the case may be, and as evidenced by a resolution of such Board of Directors) of such securities; provided, however, if such excess is less than $100,000
                      --------  -------
     for any class of securities and is less than $1,000,000 in the aggregate for all such securities, such excess shall not be deducted, and no such determination by the Board of Directors shall be required;

the amounts of such assets and deductions therefrom to be computed in accordance with generally accepted accounting principles, consistently applied.

          "Consolidated Net Earnings," for any period, means the aggregate of the Net Earnings of the Corporation and its Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles; provided that (i) the Net Earnings of any Person other than a Consolidated Subsidiary in which the Corporation or any Subsidiary has a joint interest with a third party shall be included only to the extent of the amount of dividends or distributions paid to the Corporation or a Consolidated Subsidiary, (ii) the Net Earnings of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the Net Earnings of any Unconsolidated Subsidiary which is designated as a Consolidated Subsidiary attributable to any period prior to the date of such designation shall be excluded and (iv) the Net Earnings of any subsidiary incorporated in a jurisdiction other than the United States or a State thereof shall be excluded to the extent such Net Earnings are not permitted to be distributed by such Subsidiary.

          "Consolidated Net Worth," as of any date, means Consolidated Net Assets (including, if any, recapture upon the termination of employee benefit plans) less Consolidated liabilities as determined in accordance with generally accepted accounting principles consistently applied (other than Consolidated Current Liabilities, treasury stock if included in total assets and minority interests specified in clause (b) of the definition of

Consolidated Net Assets), excluding any unrealized gains or losses from foreign currency translations, if any, of the Corporation and its Subsidiaries.

          "Consolidated Subsidiary" means a Subsidiary which for financial reporting purposes is accounted for by the Corporation as a consolidated subsidiary.

          "Indebtedness" means (i) any liabilities of any Person (a) for borrowed money or (b) evidenced by a note, debenture or similar instrument (including a purchase money obligation) whether issued in connection with the acquisition of any property, assets (other than inventory or similar property acquired in the ordinary course of business) or securities, or otherwise, (ii) Capitalized Lease Obligations of such Person, (iii) any liability of others described in the preceding clause (i) or (ii) which the Person has guaranteed or which is otherwise its legal liability, and (iv) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses (i),
(ii) and (iii) above.

          "Informatics" means Informatics General Corporation, a Delaware corporation, to be merged with Acquisition pursuant to the Agreement and Plan of Merger, dated June 20, 1985, among the corporation, Acquisition and Informatics.

          "Merger" means any consolidation of Acquisition with, or merger of Acquisition into, Informatics or any merger of such corporation into Acquisition.

          "Net Earnings" of any Person for any period means the net earnings
(loss) from continuing operations of such period determined in accordance with generally accepted accounting principles consistently applied (except for changes concurred in by the Person's independent public accountants).

          "Net Proceeds" means the gross consideration received (in cash, or if the consideration is other than cash, the fair value of the consideration received as determined by the Board of Directors of the Corporation or Acquisition, as the case may be) from Sales of Assets by the Corporation and its Subsidiaries less the amount of fees and commissions (including investment banking fees) payable to Persons other than an Affiliate, legal, title and recording tax expenses and other costs and expenses directly incident to such Sales of Assets which are to be paid in cash; provided, however, that (i) gross consideration received in the form of debt instruments shall not be deemed to be Net Proceeds until such time as such debt instruments are paid, redeemed, sold or otherwise disposed of, and (ii) the amount of liabilities, if any, assumed by the purchaser or other transferee in connection with a Sale of Assets, the amount of liabilities to which the transferred assets are subject which are repaid at the time of such sale or other disposition out of the proceeds thereof or the amount of liabilities to which the transferred assets remain subject (but only to the extent such liabilities are without recourse to Acquisition or the Subsidiaries) shall not be deemed to be a part of gross consideration received.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "Purchase Agreement" means the Purchase Agreement dated as of August 13, 1985 among the Corporation, Acquisition and the Purchasers named therein ("Purchasers").

          "Restricted Payment" means (i) any Stock Payment by Acquisition or the Corporation; (ii) any Stock Payment by a Consolidated Subsidiary of the Corporation to any Person other than the Corporation or Acquisition or a Consolidated Subsidiary of the Corporation; (iii) any consideration paid by the Corporation or a Subsidiary of the Corporation to acquire any securities of any Person other than securities of any Person that was a Consolidated Subsidiary of the Corporation immediately prior to the acquisition of such securities; (iv) the issuance by the Corporation of its Capital Stock convertible into, or exchangeable for, property other than Capital Stock of the Corporation or the issuance by any Subsidiary of its Capital Stock convertible into, or exchangeable for, property other than Capital Stock of such Subsidiary of (v) any direct or indirect payment by the Corporation or any Subsidiary of the Corporation (whether made in cash, property or securities) to any Affiliate thereof (other than the Corporation or a Subsidiary of the Corporation) including, without limitation, all interest, principal payments (whether at maturity, by operation of sinking fund, mandatory redemption or otherwise), capital contributions, investments, advances, loans or other extensions of credit or payments on account of the redemption, repurchase, retirement or acquisition of any securities of the Corporation or a Subsidiary of the Corporation or on account of the purchase or acquisition of any securities of such Affiliate, except that none of the following shall be deemed to be Restricted Payments: (w) payments in the form of cash, stock or indebtedness made by the Corporation or by any Subsidiary to acquire (directly or indirectly by the acquisition of securities) all or substantially all of the business (by purchase of assets or securities or otherwise) of any Person which business is a business or ancillary to a business in which the Corporation or such Subsidiary is then engaged, (x) payments in the form of cash, stock of indebtedness not exceeding $4,000,000 in the aggregate for the acquisition of partial interests in businesses which are businesses or ancillary to businesses in which the Corporation or such Subsidiary is then engaged, provided that the Corporation or such Subsidiary acquires simultaneously with such payment the right to acquire all or substantially all of such businesses (by purchase of assets or securities or otherwise), provided, further, that at the time the partial interest is no longer in existence (due to exercise of the right to acquire all or substantially all of such business, disposition of such partial interest or otherwise), the amount of the payment made to acquire such partial interest shall not be included in the $4,000,000 limitation, (y) payments for goods and services, rental payments in respect of leased property and payments in respect of loans; provided that the transactions giving rise to such payments are in the ordinary course of business and such transactions are on terms no less favorable to the Corporation or such Subsidiary than would be available in a comparable transaction with an unrelated Person, and provided further that, if the amount (including all contingent and deferred amounts) involved in any one such transaction exceeds $1,000,000, the Board of Directors (as evidenced by a resolution of the Board of Directors) shall have determined that the terms thereof are no less favorable to the Corporation or such Subsidiary than would be available in a comparable transaction with an unrelated Person, and (z) reasonable compensation for services in connection with employment.

          "Restricted Securities" means shares of Series A Stock sold to the Purchasers pursuant to the Purchase Agreement and which cannot be publicly resold by the holder thereof without registration under the Securities Act of 1933, as amended, or the availability of an exemption thereunder; provided, however, such securities shall cease to be Restricted Securities when (i) they have been registered under the Securities Act of 1933, as amended, the registration statement in connection therewith has been declared effective, (ii) they are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act of 1933, as amended, or (iii) they have been otherwise transferred and new certificates or other evidences of ownership for them not bearing the legend set forth in Section 3.2 of the Purchase Agreement and not subject to any stop transfer order or other restriction on transfer have been delivered by the Corporation.

          "Sale of Assets" means, with respect to the Corporation, Acquisition or any of their Subsidiaries, any sale, lease, conveyance or other disposition of assets of the Corporation, Acquisition or such Subsidiary, as the case may be, not made in the ordinary course of business, other than (i) any recapture by Acquisition upon termination of employee benefit plans, (ii) sales, leases, conveyances or other dispositions of assets between or among Acquisition and its Consolidated Subsidiaries, and (iii) sales of accounts and notes receivable pursuant to working capital financing.

          "Stock Payment" means, with respect to any Person, any dividend, either in cash or in property (except dividends payable in common stock or common shares of Capital Stock of such Person) on, or the making by such Person of any other distribution on account of any shares of any class of its Capital Stock, now or hereafter outstanding, or the redemption, repurchase, retirement or other acquisition by such Person, directly or indirectly, of any shares of any class of its Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of its Capital Stock, now or hereafter outstanding.

          "Subsidiary" means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Corporation, by the Corporation and a Subsidiary or Subsidiaries of the Corporation or by a Subsidiary or Subsidiaries of the Corporation or (ii) any other person (other than a corporation) in which the Corporation, a Subsidiary or Subsidiaries of the Corporation or the Corporation and a Subsidiary or Subsidiaries of the Corporation, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

          "Unconsolidated Subsidiary" means any Subsidiary that is not a Consolidated Subsidiary.

          2.   Dividends.
               ---------

          (a) The holders of the Series A Stock shall be entitled to receive, when, as, and if declared by the Board of Directors and out of the assets of the Corporation which are legally available for the payment of dividends, cumulative preferential cash dividends payable quarterly on the fifteenth day of February, May, August and November (each such date being referred to herein as a "Dividend Payment Date") to the holders of record on the first day of the month in which such Dividend Payment Date occurs, in each year, commencing November 15, 1985, provided, that the payment of
                                            --------
dividends declared prior to May 15, 1986 may be deferred until May 15, 1986 but any dividends with such deferred payment shall be cumulative and compounding. Holders of the Series A Stock shall be entitled to receive dividends at the annual rate of $12.00 per share until the first Dividend Payment Date subsequent to the date when the Securities and Exchange Commission has, under the Securities Act of 1933, as amended, declared effective a registration statement covering the Series A Stock (the "Sale Date") and from and after such Dividend Payment Date at the annual rate of $11.00 per share. So long as any shares of Series A Stock shall remain outstanding, and notwithstanding Paragraph 4(e) no dividend whatsoever shall be paid upon any class of stock or series thereof ranking junior to or on a parity with the Series A Stock in the payment of dividends, nor shall any shares of any class of stock or series thereof ranking junior to or on a parity with the Series A Stock in payment of dividends to be redeemed or purchased by the Corporation or any Subsidiaries thereof, nor shall any monies be paid to or made available for sinking fund for the redemption or purchase of any shares of any class of stock or series thereof ranking junior to or on a parity with the Series A Stock in payment of dividends.

          (b) Cash dividends upon shares of the Series A Stock shall commence to accrue and be cumulative from the date of issue thereof. Accumulation of dividends on any shares of the Series A Stock shall not bear interest.

          3.   Preference on Liquidation.
               -------------------------

          (a) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after payment of provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Series A Stock shall be entitled to receive, out of the net assets of the Corporation, $100.00 per share plus an amount equal to all dividends accrued and unpaid thereon to the date fixed for distribution, and no more, before any distribution shall be made to the holders of the Common Stock or any other class of stock or series thereof ranking junior to the Series A Stock with respect to the distribution of assets.

          (b) Nothing herein contained shall be deemed to prevent redemption of shares of the Series A Stock by the Corporation in the manner provided in Paragraph 4 hereof. Neither the Merger nor consolidation of the Corporation into or with any other corporation, nor the Merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Paragraph 3.

          (c) Written notice of any dissolution, liquidation or winding up of the affairs of the Corporation, stating a payment date and the place where the distributable amounts shall be payable shall be given by mail, postage prepaid, not less than 20 days prior to the payment date stated therein, to the holders of record of the Series A Stock at their respective addresses as the same shall appear on the books of the Corporation.

          (d) No payment on account of such dissolution, liquidation or winding up of the affairs of the Corporation shall be made to the holders of any class or series of stock ranking on a parity with the Series A Stock in respect of the distribution of assets, unless there shall likewise be paid at the same time to the holders of the Series A Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled with respect to such preferential distribution.

          4.   Redemption and Sinking Fund.
               ---------------------------

          (a) The Corporation shall have the right, at its option and by resolution of its Board of Directors, to redeem at any time shares of the Series A Stock, in whole or in part, in accordance with paragraphs 4(h) and 4(i) upon payment in cash, in respect of each share redeemed, at a redemption price equal to $100 per share plus an amount equal to all dividends accrued and unpaid thereon to the date fixed for redemption.

          (b) On August 13, 1994, 1995, 1996 and 1997, the Corporation shall redeem 25% of the Authorized Amount of the Series A Stock. In satisfaction of all or part of mandatory redemptions required by this Paragraph 4(b), the Corporation may elect to credit against such redemptions otherwise required to be made in accordance with Paragraph 4(i) shares of Series A Stock which the Corporation has acquired or purchased (otherwise than mandatory redemptions pursuant to this Paragraph 4) and which have not previously been applied as a credit against mandatory redemptions required by this Paragraph 4. Such shares of Series A Stock shall be applied, on a pro rata basis, against all mandatory redemptions required by this Paragraph 4(b) in such year and in all subsequent years.

          Any shares of Series A Stock applied as a credit against the next mandatory redemption required by this Paragraph 4(b) shall be credited against the next mandatory redemption to be made in respect of Restricted Securities held by the Purchasers and all other shares of Series A Stock on a pro rata basis, based upon the number of shares of Series A Stock held by Purchasers and the remaining number of shares of Series A Stock, in each case outstanding at the time a selection of shares of Series A Stock is or would be made pursuant to Paragraph 4(i); provided, however, that credits to be made against a mandatory redemption in respect to Restricted Securities may only be made from Restricted Securities purchased by the Corporation.

          (c) After none of Acquisition's Increasing Rate Senior Notes due no later than 1990 or 15 1/8% Senior Subordinated Notes due 1993 are outstanding, to the extent that Net Proceeds received by the Corporation, Acquisition or any of its Subsidiaries, as the case may be, in connection with any single Sale of Assets exceeds $1 million for each such sale, the Corporation shall apply a sum of money equal to the Net Proceeds to redeem pro rata, shares of Series A Stock, at a redemption price of $100 per share plus any accrued and unpaid dividends with respect thereto; provided, however, that for the purposes of this

Paragraph 4(c), a Sale of Assets shall not include a sale of Informatics common stock prior to the date of the Merger. Any redemption of Series A Stock pursuant to this Paragraph 4 shall be made by the Corporation in the manner set forth in Paragraphs 4(h) and 4(i), except that the notice of redemption referred to in such paragraph must be sent within 30 days after the receipt of such Net Proceeds and must set forth in reasonable detail the calculation of the number of shares of Series A Stock to be redeemed.

          (d) If the Merger is not consummated on or prior to February 13, 1987, the Corporation shall redeem on March 13, 1987 all outstanding shares of the Series A Stock at a redemption price of $100 per share plus accrued and unpaid dividends thereon.

          (e) If the Corporation, Acquisition, or any of their Subsidiaries, directly or indirectly, makes any Restricted Payment, within 30 days of such Restricted Payment the Corporation shall redeem all of the outstanding shares of Series A Stock at a redemption price of $100 per share plus accrued and unpaid dividends thereon unless

               (i) immediately prior to such Restricted Payment Consolidated Net Worth exceeds $60,000,000; and

               (ii) upon giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (the amount expended for such purposes, if other than in cash, to be determined in good faith by the Board of Directors of the Corporation, Acquisition, or such Subsidiary, as the case may be, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors) subsequent to the last day of the fiscal quarter in which Consolidated Net Worth exceeds $60,000,000 does not exceed the sum of:

                    (a) 50% of the aggregate Consolidated Net Earnings of the Corporation accrued on a cumulative basis subsequent to the last day of the fiscal quarter in which Consolidated Net Worth exceeds $60,000,000 (or if such Consolidated Net Earnings is a deficit, 100% of such deficit); and

                    (b) 50% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Board of Directors of the Corporation, Acquisition, or such Subsidiary, as the case may be, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors) received by the Corporation and its Subsidiaries from the issue or sale (other than to a Subsidiary) after the last day of the fiscal quarter in which Consolidated Net Worth exceeds $60,000,000 of Capital Stock of the Corporation and its Subsidiaries (including Capital Stock of the Corporation and its Subsidiaries issued upon the conversion of, or in exchange for, securities issued subsequent to the last day of the fiscal quarter in which Consolidated Net Worth exceeds $60,000,000 other than Capital Stock including warrants and rights to purchase Capital Stock but excluding the issuance of Capital Stock of the Corporation and its

          Subsidiaries convertible into or exchangeable for property other than Capital Stock of the Corporation and its Subsidiaries);

provided, that the Corporation shall not be required to redeem any shares of Series A Stock pursuant to this Paragraph 4(e) on account of (x) the payment of any dividend within 60 days after the date of the declaration thereof, if at said date of declaration such payment would not have required any redemption pursuant to this Paragraph 4(e), (y) the payment of any dividends on, or the redemption of, any shares of Series A Stock, or the payment of the call price for any outstanding warrants to purchase shares of Common Stock or (z) the issuance of 450,000 shares of Capital Stock of the Corporation upon the conversion of $3,900,000 aggregate principal amount of convertible debentures presently outstanding and presently held by officers and directors of the Corporation, although such Capital Stock shall be included in any computation made pursuant to clause (ii)(b) above. For purposes of clause (ii)(b) above, the aggregate net proceeds received by the Corporation and its Subsidiaries, as the case may be, from the issuance of Capital Stock upon the conversion of, or exchange for, securities other than Capital Stock shall include the aggregate net proceeds of the original sale of the securities so converted or exchanged or, in the case of convertible debentures provided to officers and directors of the Corporation, the aggregate principal amount of such debentures so converted.

          (f) If subsequent to August 13, 1985 the Corporation's Consolidated Net Worth at the end of any two consecutive fiscal quarters is less than $14 million, then on the last day of the fiscal quarter next following such second fiscal quarter (the "Accelerated Redemption Date") the Corporation shall redeem, pro rata, 10% of the Authorized Amount of the Series A Stock, less any shares of Series A Stock that the Corporation has acquired (otherwise than pursuant to Paragraph 4(b) hereof) and which have not previously been applied as a credit against any redemptions required by Paragraph 4, plus any accrued and unpaid dividends to the Accelerated Redemption Date. In no event shall the failure to meet the minimum Consolidated Net Worth stated above at the end of any fiscal quarter be counted toward more than one accelerated redemption pursuant to this Paragraph 4(f). Until the Corporation's Consolidated Net Worth exceeds $14 million, the Corporation shall redeem, pro rata, at the end of each six month period following the first Accelerated Redemption Date an additional 10% of the Authorized Amount of the Series A Stock less any redemptions made subsequent to the most recent date upon which the Corporation redeemed shares of Series A Stock pursuant to this Paragraph 4(f). Redemption of Series A Stock pursuant to this Paragraph 4(f) shall be made by the Corporation in the manner set forth in Paragraphs 4(h) and 4(i) and any shares of Series A Stock applied as a credit against redemptions required by this Paragraph 4(f) shall be credited in accordance with the credit provisions relating to mandatory redemptions required by Paragraph 4(b) as set forth in Paragraph 4(b).

          (g) In the event that the Corporation, Acquisition or any Subsidiary, directly or indirectly, creates, incurs, issues, assumes, guarantees, or in any other manner becomes liable with respect to, contingently or otherwise, any Indebtedness (other than (i) Acquisition's increasing Rate Senior Notes due no later than 1990, (ii) Acquisition's 15-1/8% Senior Subordinated Notes due 1993,
(iii) performance bonds in an aggregate amount not to exceed $500,000 at any time outstanding and (iv) up to $5,000,000 of Indebtedness incurred solely for working capital requirements, provided that such Indebtedness may not be secured and no such Indebtedness shall be outstanding for 6 consecutive months in any twelve month period) within 30 days of such transaction the Corporation shall redeem all of the outstanding shares of Series A Stock, unless (i) none of Acquisition's Increasing Rate Senior Notes due no later than 1990 are outstanding and (ii) the aggregate amount of Senior Indebtedness incurred subsequent to the date upon which none of Acquisition's Increasing Rate Senior Notes due no later than 1990 are outstanding does not exceed 50% of the Corporation's Increase in Consolidated Net Worth subsequent to the last day of the fiscal quarter in which Consolidated Net Worth exceeds $60,000,000.

          (h) Notice of any redemption pursuant to this Paragraph 4, specifying the date fixed for said redemption the number of shares of Series A Stock and the place where the amount to be paid upon redemption is payable shall be mailed, postage prepaid, at least 30 days but not more than 60 days prior to said redemption date to the holders of record of the Series A Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been irrevocably deposited in trust for the account of the holders of the shares of the Series A Stock to be redeemed (and so as to be and continue to be available therefor), then, on and after said redemption date, notwithstanding that any certificate for shares of the Series A Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of the Series A Stock so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive out of the funds so set aside in trust the amount payable on redemption thereof, but without interest. Any interest accrued on such funds shall belong to the Corporation. However, if such notice of redemption shall have been so mailed, and if prior to the date of redemption specified in such notice all said funds necessary for such redemption shall have been irrevocably deposited in trust, for the account of the holders of the shares of the Series A Stock to be redeemed (and so as to be and continue to be available therefor), with a bank or trust company named in such notice doing business in the Borough of Manhattan in the City of New York, New York or in the City of Dallas, Texas and having capital, surplus and undivided profits of at least $50,000,000, thereupon and without awaiting the redemption date, all shares of the Series A Stock with respect to which such notice shall have been so mailed and such deposit shall have been so made shall be deemed to be no longer outstanding, and all rights with respect to such shares of Series A Stock shall forthwith upon such deposit in trust cease and terminate, except the right of the holders thereof on or after the redemption fate to receive from such deposit the amount payable upon the redemption, but without interest. Any interest accrued on such funds shall belong to the Corporation. In case the holders of shares of the Series A Stock which shall have been redeemed shall not within six years (or any longer period if required by law) after the redemption date claim any amount so deposited in trust for the redemption of shares, such bank or trust company shall, upon demand, pay over to the Corporation any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall look only to the Corporation for payment of the redemption price thereof, but without interest.

          (i) If less than all of the outstanding shares of the Series A Stock are to be redeemed pursuant to the provisions of this Paragraph 4, the particular shares to be redeemed shall be allocated as nearly pro rata as practicable between Restricted Securities held by the Purchasers and the remaining shares of Series A Stock, based upon the number of outstanding shares Series A Stock which are Restricted Securities held by the Purchasers and the remaining shares of Series A Stock. The Restricted Securities held by the Purchasers to be redeemed shall be selected pro rata (or as nearly pro rata as practicable) and the remaining shares of Series A Stock to be redeemed shall be selected pro rata (or as nearly pro rata as practicable), by lot, or by any other method that complies with the requirements of the principal national securities exchange on which the shares of Series A Stock being redeemed are listed at the discretion of the Corporation.

          (j) Shares of the Series A Stock redeemed or otherwise purchased or acquired by the Corporation shall not be reissued as shares of the Series A Stock, but shall assume the status of authorized but unissued Preferred Stock, $0.10 par value, of the Corporation.

          5.   Voting Rights.  The holders of the Series A Stock shall have only
               -------------
the voting rights expressly provided by applicable law, except that without the written consent of each holder of Series A Stock, in no event shall the powers, preferences or rights of, and the qualifications, limitations or restrictions on, of the Series A Stock as set forth herein be modified or changed so as to extend the maturity of any Series A Stock, reduce the amount of dividends to be paid thereon, affect the terms of redemption of the Series A Stock or the payment of dividends thereon or reduce the percentage of holders necessary to otherwise modify or change the powers, preferences or rights of, and the qualifications, limitations or restrictions on, of the Series A Stock as set forth herein.

          6.   Election of Directors.  The holders of the Series A Stock shall
               ---------------------
have the right to replace the Board of Directors of the Corporation in the event that any quarterly dividend referred to in Paragraph 2(a) and required to be declared on or prior to May 15, 1986 is not declared prior to its respective Dividend Payment Date at a time when funds were legally available therefore.

          IN WITNESS WHEREOF, STERLING SOFTWARE, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by W. Mack Goforth, its Vice President, and Phillip A. Moore, its Secretary, this 12th day of August, 1985.

                                        STERLING SOFTWARE, INC.



                                        By:/s/ W. Mack Goforth
                                           -----------------------------
                                           W. Mack Goforth


ATTEST:

/s/ Phillip A. Moore
---------------------------
Phillip A. Moore
Secretary
[Corporate Seal]

                      AMENDED CERTIFICATE OF DESIGNATION
                    TO THE CERTIFICATE OF THE DESIGNATION,
                      PREFERENCES, RIGHTS AND LIMITATIONS
                   OF CUMULATIVE REDEEMABLE PREFERRED STOCK,
                     SERIES A, OF STERLING SOFTWARE, INC.

--------------------------------------------------------------------------------

                          Pursuant to Section 151 of
                      the General Corporation Law of the
                               State of Delaware

--------------------------------------------------------------------------------



     STERLING SOFTWARE, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY THAT:

     1. Pursuant to the authority expressly vested in the Board of Directors by Article Four of the Certificate of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, duly adopted, by written consent, a resolution providing for the issuance of 417,857 shares of Cumulative Redeemable Preferred Stock, Series A (the "Series A Stock") which resolution fixed the designation and the powers, preferences and rights, and the qualifications, limitations or restrictions thereon.

     2. Such resolution is on file with the Secretary of State of the State of Delaware in the Certificate of the Designation, Preferences, Rights and Limitations of Cumulative Redeemable Preferred Stock, Series A (the "Certificate").

     3. The Board of Directors of the Corporation has adopted a resolution in the form attached hereto as Exhibit A amending the definition of "Restricted Payment" contained in Section 1 of the Certificate.

     4. All of the holders of the Series A Stock have consented in writing to the approval of the amendments which is set forth in the attached Exhibit A.

     IN WITNESS WHEREOF, STERLING SOFTWARE, INC. has caused its corporate seal to be hereunder affixed and this certificate to be signed by George H. Ellis, its Vice President, and Jeannette P. Meier, its Secretary, this 11th day of December, 1985.

                                        STERLING SOFTWARE, INC.



                                        By: /s/ George H. Ellis
                                            --------------------------
                                            George H. Ellis
                                            Vice President


ATTEST:



/s/ Jeannette P. Meier
-----------------------------
Jeannette P. Meier
Secretary

          Each of the undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of his or her own knowledge. Executed at Dallas, Texas on December 11, 1985.



                                            /s/ George H. Ellis
                                            --------------------------
                                            George H. Ellis



                                            /s/ Jeannette P. Meier
                                            --------------------------
                                            Jeannette P. Meier

THE STATE OF TEXAS  (S)
                    (S)
COUNTY OF DALLAS    (S)

          BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared George H. Ellis, known to me to be the person whose name is subscribed to the foregoing instrument as Vice President of Sterling Software, Inc., and being by me first duly sworn, declared that the statements therein contained are true and correct.

          GIVEN under my hand and seal of office this 11th day of December, 1985.



                                        /s/ Kelley H. Stetzler
                                        -----------------------------
                                        Notary Public in and for
                                        Dallas County, Texas


My commission expires:  6/3/89
                        ------



THE STATE OF TEXAS  (S)
                    (S)
COUNTY OF DALLAS    (S)

          BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Jeannette P. Meier, known to me to be the person whose name is subscribed to the foregoing instrument as Secretary of Sterling Software, Inc., and being by me first duly sworn, declared that the statements therein contained are true and correct.

          GIVEN under my hand and seal of office this 11th day of December, 1985.



                                        /s/ Kelley H. Stetzler
                                        -----------------------------
                                        Notary Public in and for
                                        Dallas County, Texas


My commission expires:  6/3/89
                        -------

                                                                       Exhibit A
                                                                       ---------

     FURTHER RESOLVED, that, whereas the Board of Directors deems it advisable and in the best interests of the Company to amend the definition of "Restricted Payment" contained in the Certificate of Designation, Preferences, Rights and Limitations of Cumulative Redeemable Preferred Stock, Series A (the "Series A Stock") on file with the Secretary of State of the State of Delaware (the "Certificate"), pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the provisions of Article Four of the Certificate of Incorporation of the Company, as amended, this Board of Directors hereby amends the Certificate so that the definition of Restricted Payment contained in Section 1 of the Certificate shall read in its entirety as follows:

          "Restricted Payment" means (i) any Stock Payment by Sterling or the Company; (ii) any Stock Payment by a Consolidated Subsidiary of Sterling to any Person other than Sterling or the Company or a Consolidated Subsidiary of Sterling; (iii) any consideration paid by Sterling or a Subsidiary of Sterling to acquire any securities of any Person other than securities of any Person that was a Consolidated Subsidiary of Sterling immediately prior to the acquisition of such securities; (iv) the issuance by Sterling of its Capital Stock convertible into, or exchangeable for, property other than Capital Stock of Sterling or the issuance by any Subsidiary of its Capital Stock convertible into, or exchangeable for, property other than Capital Stock of such Subsidiary or (v) any direct or indirect payment by Sterling or any Subsidiary of Sterling (whether made in cash, property or securities) to any Affiliate thereof (other than Sterling or a Subsidiary of Sterling) including, without limitation, all interest, principal payments (whether at maturity, by operation of sinking fund, mandatory redemption or otherwise), capital contributions, investments, advances, loans or other extensions of credit or payments on account of the redemption, repurchase, retirement or acquisition of any securities of Sterling or a Subsidiary of Sterling or on account of the purchase or acquisition of any securities of such Affiliate, except that none of the following shall be deemed to be Restricted Payments: (V) payments in the form of cash, stock or Indebtedness made by Sterling or by any Subsidiary to acquire (directly or indirectly by the acquisition of securities) all or substantially all of the business (by purchase of assets or securities or otherwise) of any Person which business is a business or ancillary to a business in which Sterling or such Subsidiary is then engaged; (W) payments in the form of cash, stock or Indebtedness not exceeding $4,000,000 in the aggregate for the acquisition of partial interests in businesses which are businesses or ancillary to businesses in which Sterling or such Subsidiary is then engaged, provided that Sterling or such Subsidiary acquires simultaneously with such payment the right to acquire all or substantially all of such businesses (by purchase of assets or securities or otherwise), provided, further, that at the time the partial interest is no longer in existence (due to exercise of the right to acquire all or substantially all of such business, disposition of such partial interest or otherwise), the amount of the payment made to acquire such partial interest shall not be included in the $4,000,000 limitation; (X) payments for goods and services, rental payments in respect of leased property and payments in respect of loans; provided that the transactions giving rise to such payments are in the ordinary course of business and such transactions are on terms no less favorable to Sterling or such Subsidiary than would be available in a comparable transaction with an unrelated Person, and provided further that, if the amount (including all contingent and deferred amounts) involved in any one such transaction exceeds $1,000,000, the Board of Directors (as evidenced by a resolution of the Board of Directors filed with the Trustee) shall have determined that the terms thereof are no less favorable to Sterling or such Subsidiary than would be available in a comparable transaction with an unrelated Person; (Y) payments for preferred stock of any Person or payments for notes, debentures or similar instruments are not at any time convertible into or exchangeable for instruments which represent equity ownership in any Person and so long as such preferred stock, notes, debentures or similar instruments have a final maturity of no later than two years, except in the case of increasing rate notes or other resettable or extendable notes; and (Z) reasonable compensation for services in connection with employment; and be it

     FURTHER RESOLVED, that the proper officer of the Company shall submit such amendment of the Certificate for approval by either vote or written consent of the holders of all of the outstanding shares of Series A Stock; and be it

     FURTHER RESOLVED, that upon approval by the holders of all of the outstanding shares of Series A Stock, the proper officers of the Company are hereby authorized, empowered and directed to take any and all action necessary to amend the Certificate, including, without limitation, filing a Certificate of Amendment with the Secretary of State of Delaware.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

          Sterling Software, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of Sterling Software, Inc. and by a separate unanimous written consent of the Directors, resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and directing that said amendments be considered at the next annual meeting of the stockholders. The resolutions setting forth the proposed amendments are as follows:

               RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the first paragraph of the Article numbered "IV" so that, as amended, said paragraph of said Article shall be and read as follows :

                   "The total number of shares of stock of all classes which the corporation shall have authority to issue is Fifty-Two Million (52,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock having a par value of $.10 per share, and Two Million (2,000,000) shares of Preferred Stock having a par value of $.10 per share."

               RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "VII" so that, as amended said Article shall be and read as follows:

                                 "ARTICLE VII

               All power of the corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

               For the management of the business and for the conduct of the affairs of the corporation, and in further creation, definition, limitation and regulation of the power of the corporation and of its directors and of its stockholders, it is further provided:

                   (i) Election of Directors. Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

               (ii) Number, Election and Term of Directors. Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the corporation shall be fixed from time to time by or pursuant to the Bylaws. The directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1989, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1990, with members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

               (iii) Stockholder Nomination of a Director. Advance notice of nominations for the election of directors, other than by the Board of Directors or a Committee thereof, shall be given in the manner provided by the Bylaws.

               (iv) Amendment, Repeal, etc. Notwithstanding anything contained in this' Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with, or repeal, this
          Article VII or any provision hereof."

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding a new Article numbered "IX" to read in its entirety as follows:

                                  "ARTICLE IX

               To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director."

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding a new Article numbered "X" to read in its entirety as follows:

                                  "ARTICLE X

               No action required to be taken, or which may be taken, at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied."

     SECOND:   That thereafter, pursuant to certain resolutions, the Board of
Directors directed that said amendments be considered at the next annual meeting of the stockholders. An annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of each of the amendments.

     THIRD:    That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH:   That the capital of said corporation shall not be reduced under or by reason of said amendments.

     IN WITNESS WHEREOF, Sterling Software, Inc. has caused this certificate to be signed by Sterling L. Williams, its President, and Jeannette P. Meier, its Secretary, this 13th day of March, 1987.


                                        By:    /s/ Sterling L. Williams
                                           ----------------------------------
                                           Sterling L. Williams,
                                           President


                                        ATTEST:    /s/ Jeannette P. Meier
                                               ------------------------------
                                               Jeannette P. Meier,
                                               Secretary

STATE OF TEXAS       (S)
                     (S)       SS:
COUNTY OF DALLAS     (S)

   BEFORE ME, the undersigned authority, on this day personally appeared Sterling L. Williams and Jeannette P. Meier, President and Secretary, respectively, of Sterling Software, Inc., known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same for the purposes and consideration therein expressed.

   GIVEN UNDER MY HAND AND SEAL of office this 13th day of March, 1987.


                                        /s/ Sharon B. Cron
                                        -----------------------------
                                        Notary Public in and for
                                        the State of Texas
My Commission Expires:

     July 31, 1987
     -------------

                          CERTIFICATE OF DESIGNATION,
                      PREFERENCES, RIGHTS AND LIMITATIONS

                                      OF

                            STERLING SOFTWARE, INC.


   Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware (the "G.C.L."), Sterling Software, Inc., a corporation organized and existing under the G.C.L. (the "Corporation"),

                              DOES HEREBY CERTIFY

   That, pursuant to authority conferred upon the Board of Directors of the Corporation in Article 4 of its Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151(g) of the G.C.L., the Board of Directors, on May 4, 1987, duly adopted a resolution providing for the issuance of two hundred thousand shares of Series B Preferred Stock, par value $.10 per share, which resolution is as follows:

     RESOLVED, that a series of Preferred Stock of this Corporation, to be designated "Series B Preferred Stock", be and it hereby is, created to consist of two hundred thousand shares of which the preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions of such preferences and rights, are as follows:

     Section 1.  Designation and Amount.  The shares of such series shall be
                 ----------------------
   designated as "Series B Preferred Stock," and the number of shares constituting such series shall be two hundred thousand.

     Section 2.  Dividends and Distributions.
                 ---------------------------

       (A) The holders of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for such purpose, cumulative dividends at the annual rate of $.982135 per share, and no more, in equal quarterly payments on the fifteenth day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing November 15, 1987. No accrued and unpaid dividends shall be paid to the holders of Series B Preferred Stock so long as there are in arrears dividends payable on the then outstanding shares of the Corporation's $7.20 Exchangeable Preferred Stock (the "$7.20 Preferred Stock").

       (B) Dividends shall begin to accrue and be cumulative from the date of issue of the Series B Preferred Stock. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall not bear interest.

       (C) All dividends paid on shares of Series B Preferred Stock shall be paid pro-rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series B Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

     Section 3.  Voting Rights.  The holders of Series B Preferred Stock shall
                 -------------
   not be entitled to the following voting rights:

       (A) Except as otherwise expressly provided herein or as required by law, the holders of shares of Series B Preferred Stock and Common Stock shall be entitled to vote together as a single class on all matters with respect to which stockholders are entitled to vote, and each holder of Series B Preferred Stock shall be entitled to one (1) vote in person or by proxy for each share of Series B Preferred Stock standing in his name on the stock transfer records of the Corporation.

       (B) The affirmative vote of the holders of at least 66-2/3% of the outstanding shares of the Series B Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for that purpose, shall be necessary (i) to authorize the issuance of securities of any class of the Corporation's capital stock ranking prior (either as to dividends or upon liquidation, dissolution or winding up) to Series B Preferred Stock, or (ii) to amend the Certificate of Incorporation of the Corporation in any manner which would materially alter the relative rights and preferences of Series B Preferred Stock so as to adversely affect holders thereof (other than to increase or decrease the authorized number of shares of Series B Preferred Stock); provided, however, that the affirmative vote of the holders of Series B Preferred Stock shall not be required for the Corporation's Board of Directors to authorize and issue the $7.20 Preferred Stock. The affirmative vote of the holders of at least 51% of the outstanding shares of Series B Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for that purpose shall be necessary to amend the Certificate of Incorporation of the Corporation to create a class of preferred stock which is equal in preference as to dividends and upon liquidation, dissolution or winding up to the Series B Preferred Stock.

       (C) In the event the Corporation proposes to effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation or merger involving the Corporation or any of its subsidiaries, or any reclassification, or any dissolution, liquidation or winding up of the Corporation, or any other reorganization of the Corporation which requires the consent of stockholders ("Proposed Reorganization Event"), the holders of Series B Preferred Stock shall be entitled to ten (10) votes for each share of Series B Preferred Stock standing in his name on the stock transfer records of the Corporation; provided, however, that if any such Proposed Reorganization Event is unanimously approved by all of the members of the Board of Directors who are not holders of Series B Preferred Stock, each holder of Series B Preferred Stock shall only be entitled to one (1) vote for each share of Series B Preferred Stock standing in his name on the stock transfer records of the Corporation.

     Section 4.  Certain Restrictions.  Whenever quarterly dividends payable on
                 --------------------
   Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all dividends, including all accrued dividends, on shares of Series B Preferred Stock outstanding shall have been paid in full or declared and set apart for payment, the Corporation shall not (A) pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for, or out of the net cash proceeds from the sale of, other shares of any such junior stock, (B) pay dividends on or make any other distributions on any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series B Preferred Stock, except dividends paid ratably on Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled, or (C) redeem or purchase or otherwise acquire for consideration any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking Junior to Series B Preferred Stock. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could purchase such shares at such time and in such manner.

     Section 5.  Reacquired Shares.  Any shares of Series B Preferred Stock
                 -----------------
   redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

     Section 6.  Liquidation, Dissolution or Winding Up.  Upon any liquidation,
                 --------------------------------------
   dissolution or winding up of the Corporation, no distribution shall be made
   (A) to the holders of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to Series B Preferred Stock unless, prior thereto, the holders of Series B Preferred Stock shall have received $8.9285 per share, plus an amount equal to unpaid dividends thereon, including accrued dividends, whether or not declared, to the date of such payment or (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up), with Series B Preferred Stock, except distributions made ratably on Series B Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. The foregoing notwithstanding, upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of Series B Preferred Stock unless, prior thereto, the holders of the Corporation's outstanding $7.20 Preferred Stock have been paid, out of the net assets of the Corporation, an amount equal to $48.00 per share of the $7.20 Preferred Stock then outstanding plus an amount equal to all dividends accrued and unpaid thereon on the date fixed for distribution.

   IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Designation, Preferences, Rights and Limitations to be signed by Jeannette P. Meier, its Senior Vice President, and attested by Brenda Rudd, its Assistant Secretary, this 11th day of May, 1987.


                                    STERLING SOFTWARE, INC.



                                    By: /s/ Jeannette P. Meier
                                       -------------------------
                                      Jeannette P. Meier
                                      Senior Vice President

[Corporate Seal]


ATTEST:



By: /s/ Brenda Rudd
   -----------------------------------
   Brenda Rudd, Assistant Secretary

                          CERTIFICATE OF DESIGNATION,
                      PREFERENCES, RIGHTS AND LIMITATIONS

                                      OF

                            STERLING SOFTWARE, INC.


          Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware (the "G.C.L."), Sterling Software, Inc., a corporation organized and existing under the G.C.L. (the "Corporation"),

                              DOES HEREBY CERTIFY

          That, pursuant to authority conferred upon the Board of Directors of the Corporation in Article 4 of its Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151(g) of the G.C.L., the Board of Directors, on May 3, 1987, duly adopted a resolution providing for the issuance of six hundred twenty-five thousand shares of $7.20 Exchangeable Preferred Stock, par value $.10 per share, which resolution is as follows:

          RESOLVED, that a series of Preferred Stock of this Corporation, to be designated "$7.20 Exchangeable Preferred Stock", be and it hereby is, created to consist of six hundred twenty-five thousand shares of which the preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions of such preferences and rights, are as follows:

          Section 1.  Designation and Amount.  The shares of such series shall
                      ----------------------
     be designated as "$7.20 Exchangeable Preferred Stock" ("$7.20 Preferred Stock"), and the number of shares constituting such series shall be six hundred twenty-five thousand.

          Section 2.  Dividends and Distributions.
                      ---------------------------

                 (A) The holders of $7.20 Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for such purpose, cumulative dividends at the initial annual rate of $7.20 per share, and no more, in equal quarterly payments on the fifteenth day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing November 15, 1987. The foregoing notwithstanding, beginning August 15, 2002 and on each August 15 thereafter (the "Redetermination Date"), the annual rate of the cumulative dividend with respect to $7.20 Preferred Stock then outstanding for the year commencing on such Redetermination Date shall be determined by adding $.48 to the annual rate paid during the year ending on such Redetermination Date; provided, however, that in no event shall the annual dividend rate exceed $9.69.

                 (B) Dividends shall begin to accrue and be cumulative from the date of issue of the $7.20 Preferred Stock. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall bear interest at the annual rate of 15%.

                 (C) All dividends paid on shares of $7.20 Preferred Stock shall be paid pro-rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of $7.20 Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

          Section 3.  Voting Rights.  The holders of $7.20 Preferred Stock shall
                      -------------
     not be entitled to any voting rights except as follows:

                 (A) Whenever quarterly dividends payable on $7.20 Preferred Stock as provided in Section 2 are in arrears in an aggregate amount at least equal to six full quarterly dividends (which need not be consecutive), the number of directors constituting the Board of Directors of the Corporation shall be increased by two and the holders of $7.20 Preferred Stock shall have, in addition to the rights set forth in paragraph (B), the special right, voting separately as a single class, to elect two directors of the Corporation to fill such newly created directorships at the next succeeding annual meeting of stockholders (and at each succeeding annual meeting of stockholders thereafter until such right shall terminate as hereinafter provided).

                 At each meeting of stockholders at which the holders of $7.20 Preferred Stock shall have the right to vote as a class, as provided in this paragraph (A), the presence in person or by proxy of the holders of record of a majority of the total number of shares of $7.20 Preferred Stock then outstanding shall be necessary and sufficient to constitute a quorum of such class for such election by such stockholders as a class. At any such meeting or adjournment thereof.

            (i) the absence of a quorum of holders of $7.20 Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of $7.20 Preferred Stock, and the absence of a quorum of the holders of any such class of stock for the election of such other directors shall not prevent the election of the directors to be elected by the holders of $7.20 Preferred Stock, and

          (ii) in the absence of a quorum of the holders of $7.20 Preferred Stock, a majority of the holders present in person or by proxy shall have the power to adjourn the meeting from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

          Each director elected by the holders of $7.20 Preferred Stock as provided in this paragraph (A) shall hold office until the annual meeting of stockholders next succeeding such director's election or until such director's successor, if any, is elected by such holders and qualified.

          In case any vacancy shall occur among the directors elected by the holders of $7.20 Preferred Stock as provided in this paragraph (A), such vacancy may be filled for the unexpired portion of the term by vote of the remaining directors theretofore elected by such stockholders, or such director's successors in office, or by the vote of such stockholders given at a special meeting of such stockholders called for that purpose.

          Whenever all dividends accrued and unpaid on $7.20 Preferred Stock shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and set apart for payment, the special right of the holders of $7.20 Preferred Stock to elect directors as provided in this paragraph (A) shall terminate, but subject always to the same provisions for the vesting of such special right of the holders of $7.20 Preferred Stock to elect directors in the case of future unpaid dividends as hereinabove provided.

               (B) The affirmative vote of the holders of at least 66-2/3% of the outstanding shares of the $7.20 Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for that purpose, shall be necessary (i) to authorize the issuance of securities of any class of the Corporation's capital stock ranking prior (either as to dividends or upon liquidation, dissolution or winding up) to $7.20 Preferred Stock, or (ii) to amend the Certificate of Incorporation of the Corporation in any manner which would materially alter the relative rights and preferences of $7.20 Preferred Stock so as to adversely affect holders thereof (other than to increase or decrease the authorized number of shares of $7.20 Preferred Stock). The affirmative vote of the holders of at least 51% of the outstanding shares of $7.20 Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for that purpose shall be necessary to amend the Certificate of Incorporation of the Corporation to create a class of preferred stock which is equal to the ranking of the $7.20 Preferred Stock as to dividends or upon liquidation, dissolution or winding up.

          Section 4.  Certain Restrictions.  Whenever quarterly dividends
                      --------------------
     payable on $7.20 Preferred Stock as provided in Section 2 are in arrears, thereafter and until all dividends, including all accrued dividends, on shares of $7.20 Preferred Stock outstanding shall have been paid in full or declared and set apart for payment, the Corporation shall not (A) pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to $7.20 Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for, or out of the net cash proceeds from the sale of, other shares of any such junior stock, (B) pay dividends on or make any other distributions on any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with $7.20 Preferred Stock, except dividends paid ratably on $7.20 Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled, or (C) redeem or purchase or otherwise acquire for consideration any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with $7.20 Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior to $7.20 Preferred Stock. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could purchase such shares at such time and in such manner.

          Section 5.  Redemption.
                      ----------

                 (A) The Corporation shall not have any right to redeem shares of the $7.20 Preferred Stock prior to August 15, 1990. Thereafter, the Corporation shall have the right, at its sole option and election, to redeem shares of $7.20 Preferred Stock, in whole or in part, at any time and from time to time, at (i) a redemption price per share of:

        If Redeemed prior               Redemption
          to August 15,                   Price

             1991                        $50.40
             1992                        $50.16
             1993                        $49.92
             1994                        $49.68
             1995                        $49.44
             1996                        $49.20
             1997                        $48.96
             1998                        $48.72
             1999                        $48.24
             2000                        $48.00

     plus (ii) in each case, an amount per share equal to all accrued and unpaid dividends thereon to the date fixed for redemption (hereinafter called a "Redemption Date"). The foregoing notwithstanding, unless the full cumulative dividends on all outstanding shares of $7.20 Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of $7.20 Preferred Stock shall be redeemed unless all outstanding shares of $7.20 Preferred Stock are simultaneously redeemed.

               (B) If less than all $7.20 Preferred Stock at the time outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot, pro-rata or in such other manner as the Board of Directors may determine to be fair and proper.

               (C) Notice of any redemption of $7.20 Preferred Stock shall be mailed at least thirty, but not more than sixty, days prior to the date fixed for redemption to each holder of $7.20 Preferred Stock to be redeemed, at such holder's address as it appears in the books of the Corporation. In order to facilitate the redemption of $7.20 Preferred Stock, the Board of Directors may fix a record date for the determination of holders of $7.20 Preferred Stock to be redeemed, not more than sixty days nor less than ten days, prior to the date fixed for such redemption.

               (D) On the Redemption Date specified in the notice given pursuant to paragraph (C), the Corporation shall, at any time after such notice shall have been mailed and before such Redemption Date the Corporation may, deposit, for the pro-rata benefit of the holders of the shares of $7.20 Preferred Stock so called for redemption, the funds necessary for such redemption with a bank or trust company in New York City having a capital and surplus of at least $50,000,000. Any monies so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the redemption price. Any interest accrued on funds so deposited pursuant to this paragraph (D) shall be paid from time to time to the Corporation for its own account.

               (E) Upon the deposit of funds pursuant to paragraph (D) in respect of shares of $7.20 Preferred Stock called for redemption, notwithstanding that any certificate for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the Redemption Date designated in the notice of redemption and all rights of the holders of the shares of $7.20 Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor.

          Section 6.  Exchange.
                      --------

                 (A) The Corporation shall not have the right to exchange shares of the $7.20 Preferred Stock prior to August 15, 1989. Thereafter, the Corporation shall have the right, at its sole option and election to exchange the $7.20 Preferred Stock, in whole or in part, on any Quarterly Dividend Payment Date for the Corporation's 15% Subordinated Notes, each of which Notes shall be due on such date which shall be fifteen years from the date of original issue of such Notes (the "15% Notes"), to be issued pursuant to the form of indenture (the "Indenture"), filed as Exhibit g(3) to the Corporation's Schedule 13E-4 dated May 12, 1987, a copy of which is on file with the Secretary of the Corporation. Holders of the outstanding shares of $7.20 Preferred Stock will be entitled to receive $48 principal amount of the 15% Notes in exchange for each share of $7.20 Preferred Stock exchanged. At the time shares of $7.20 Preferred Stock are exchanged, the rights of the holders of $7.20 Preferred Stock to be exchanged as stockholders of the Corporation shall cease (except the right to receive on the date of exchange an amount equal to the amount of accrued and unpaid dividends to the date of exchange), and the person or persons entitled to receive the 15% Notes issuable upon exchange of $7.20 Preferred Stock for all purposes as the registered holder or holders of such 15% Notes. Notice of any exchange of $7.20 Preferred Stock shall be mailed at least thirty, but not more than sixty, days prior to the date fixed for exchange to each holder of $7.20 Preferred Stock to be exchanged, at such holder's address as it appears on the books of the Corporation. Such notice shall set forth the procedures for exchanging certificates formerly representing $7.20 Preferred Stock for 15% Notes. The 15% Notes will be issued only in denominations of $1,000 and integral multiples thereof and separately, in denominators of less than $1,000, in integral multiples of $1. Any holder of $7.20 Preferred Stock otherwise entitled to a 15% Note in a principal amount which is not an integral multiple of $1 will receive cash in lieu of the amount less than $1. Prior to giving notice of its intention to exchange, the Corporation shall execute with and deliver to a bank or trust company selected by the Corporation the Indenture with such changes as may be required by law or usage. The Corporation will cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, and will cause the 15% Notes to be authenticated as of the date on which the exchange is effective.

                 (B) If less than all the $7.20 Preferred Stock at the time outstanding is to be exchanged, the shares so to be exchanged shall be selected by lot, pro-rata or in such other manner as the Board of Directors may determine to be fair and proper.

          Section 7.  Reacquired Shares.  Any shares of $7.20 Preferred Stock
                      -----------------
     redeemed, purchased, exchanged or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

          Section 8.  Liquidation, Dissolution or Winding Up.  Upon any
                      --------------------------------------
     liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to $7.20 Preferred Stock unless, prior thereto, the holders of $7.20 Preferred Stock shall have received $48.00 per share, plus an amount equal to unpaid dividends thereon, including accrued dividends, whether or not declared, to the date of such payment or (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up), with $7.20 Preferred Stock, except distributions made ratably on $7.20 Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Designation, Preferences, Rights and Limitations to be signed by its Senior Vice President, Jeannette P. Meier, and attested by its Assistant Secretary this 19th day of June, 1987.


                                    STERLING SOFTWARE, INC.



                                    By:/s/ Jeannette P. Meier
                                       --------------------------
                                       Jeannette P. Meier
                                       Senior Vice President
                                       and General Counsel

[Corporate Seal]


ATTEST:



By:/s/ Brenda H. Rudd
   -----------------------
   Assistant Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

          Sterling Software, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of Sterling Software, Inc. and by a separate unanimous written consent of the Directors, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the stockholders. The resolutions setting forth the proposed amendment is as follows:

               RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the first paragraph of the Article numbered "IV" so that, as amended, said paragraph of said Article shall be read as follows:

                   "The total number of shares of stock of all classes which the corporation shall have authority to issue is Sixty Million (60,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock having a par value of $.10 per share, and Ten Million (10,000,000) shares of Preferred Stock having a par value of $.10 per share."

          SECOND:   That thereafter, pursuant to certain resolutions, the Board of Directors directed that said amendment be considered at the next annual meeting of the stockholders. An annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH:   That the capital of said corporation shall not be reduced
under or by reason of said amendment.

     IN WITNESS WHEREOF, Sterling Software, Inc. has caused this Certificate to be signed by Sterling L. Williams, its President, and Jeannette P. Meier, its Secretary, this 14th day of October, 1988.


                              By:   /s/ Sterling L. Williams
                                   -------------------------
                                   Sterling L. Williams,
                                   President



                              ATTEST:   /s/ Jeannette P. Meier
                                       -----------------------
                                       Jeannette P. Meier,
                                       Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

   Sterling Software, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

   DOES HEREBY CERTIFY:

   FIRST: That at a meeting of the Board of Directors of Sterling Software, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the stockholders. The resolution setting forth the proposed amendments is as follows:

     RESOLVED, that, subject to approval of the Company's stockholders of the Charter Amendment, the Company's Certificate of Incorporation be, and it hereby is, amended by changing the first paragraph of the Article numbered "IV" so that, as amended, said paragraph of said Article shall read as follows:

      "The total number of shares of stock of all classes which the corporation shall have authority to issue is Eighty-Five Million (85,000,000), consisting of Seventy-Five Million (75,000,000) shares of Common Stock having a par value of $.10 per share, and Ten Million (10,000,000) shares of Preferred Stock having a par value of $.10 per share."

   SECOND:     That thereafter, pursuant to certain resolutions, the Board of
Directors directed that said amendments be considered at the next annual meeting of the stockholders. An annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

   THIRD:      That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, Sterling Software, Inc. has caused this certificate to be signed by Albert K. Hoover, its Vice President, on this 11th day of May, 1995.


                              By:    /s/ Albert K. Hoover
                                   ----------------------------------
                                   Albert K. Hoover, Vice President

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

     Sterling Software, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Sterling Software, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that, subject to approval of the Charter Amendment by the requisite vote of the Company's stockholders, the first paragraph of
     Article IV of the Company's Certificate of Incorporation be amended to read in its entirety as follows:

          "The total number of shares of stock of all classes which the corporation shall have authority to issue is One Hundred Thirty-Five Million (135,000,000), consisting of One Hundred Twenty-Five Million (125,000,000) shares of Common Stock having a par value of $.10 per share, and Ten Million (10,000,000) shares of Preferred Stock having a par value of $.10 per share."

     SECOND: That thereafter, pursuant to certain resolutions, the Board of Directors directed that said amendment be considered at the next annual meeting of the stockholders. An annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Sterling Software, Inc. has caused this certificate to be signed by Don J. McDermett, Jr., its Senior Vice President, on this 11th day of March, 1998.


                                             By: /s/ Don J. McDermett, Jr.
                                                 --------------------------
                                                 Don J. McDermett, Jr.
                                                 Senior Vice President

                      AMENDED CERTIFICATE OF DESIGNATIONS

                                       of

                         SERIES A JUNIOR PARTICIPATING
                                PREFERRED STOCK

                                       of

                            STERLING SOFTWARE, INC.

                        (Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware)


     Sterling Software, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), DOES HEREBY CERTIFY:

     1. That pursuant to authority vested in the Board of Directors of the Company by its Certificate of Incorporation, and pursuant to the provisions of
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company on December 26, 1996 created a series of 750,000 shares of Preferred Stock designated Series A Junior Participating Preferred Stock, of which no shares have been issued.

     2. That pursuant to authority vested in the Board of Directors of the Company by its Certificate of Incorporation and the General Corporation Law of the State of Delaware, the Board of Directors on March 11, 1998 adopted a resolution providing for the amendment and restatement of the Certificate of Designations of the Series A Junior Participating Preferred Stock solely to effect an increase in the number of shares constituting such Series A Junior Participating Preferred Stock as follows:

                           I.  Designation and Amount
                               ----------------------

     The shares of such series will be designated as Series A Junior Participating Preferred Stock (the "Series A Preferred") and the number of shares constituting the Series A Preferred is 1,250,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of the Company (the "Board"); provided, however, that no decrease will reduce the number of shares of Series A Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into shares of Series A Preferred.

                        II.  Dividends and Distributions
                             ---------------------------

     (a) Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior to the shares of Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of Common Stock, par value $0.10 per share (the "Common Stock"), of the Company, and of any other junior stock, will be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, dividends payable in cash on such dates as are from time to time established for the payment of cash dividends on the Common Stock (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred (the "First Dividend Payment Date"), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, one hundred times the aggregate per share amount of all cash dividends, and one hundred times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the First Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred.
In the event that the Company at any time after the filing of this Amended Certificate of Designations (this "Certificate") with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event under clause (ii) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Dividends will accrue on outstanding shares of Series A Preferred from the Dividend Payment Date next preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Dividend Payment Date, in which case dividends on such shares will accrue from the date of the first issuance of a share of Series A Preferred or (ii) the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a dividend and before such Dividend Payment Date, in either of which events such dividends will accrue from such Dividend Payment Date. Accrued but unpaid dividends will cumulate from the applicable Dividend Payment Date but will not bear interest. Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than 60 calendar days prior to the date fixed for the payment thereof.

                              III.  Voting Rights
                                    -------------

     The holders of shares of Series A Preferred will have the following voting rights:

     (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred will entitle the holder thereof to one hundred votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company at any time after the filing of this Certificate with the Delaware Secretary of State (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock,
     (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the number of votes per share to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event will be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Except as otherwise provided herein, in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights will vote together as one class on all matters submitted to a vote of stockholders of the Company.

     (c) Except as set forth in the Certificate of Incorporation or herein, or as otherwise provided by law, holders of shares of Series A Preferred will have no voting rights.

                           IV.  Certain Restrictions
                                --------------------

     (a) Whenever dividends or other distributions payable on the Series A Preferred are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding have been paid in full, the Company will not:

             (i) Declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred;

             (ii) Declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the shares of Series A Preferred, except dividends paid ratably on the shares of Series A Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

             (iii) Redeem, purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred; provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock solely in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the shares of Series A Preferred; or

             (iv) Redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred, or any shares of stock ranking on a parity with the shares of Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Company will not permit any majority-owned subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Article IV, purchase or otherwise acquire such shares at such time and in such manner.

                             V.  Reacquired Shares
                                 -----------------

     Any shares of Series A Preferred purchased or otherwise acquired by the Company in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation of the Company, or in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                  VI.  Liquidation, Dissolution or Winding Up
                       --------------------------------------

     Upon any liquidation, dissolution or winding up of the Company, no distribution will be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the shares of Series A Preferred unless, prior thereto, the holders of shares of Series A Preferred have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series A Preferred will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred times the aggregate amount to be distributed per share to holders of shares of Common Stock or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the shares of Series A Preferred, except distributions made ratably on the shares of Series A Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution, or winding up. In the event the Company at any time after the filing of this Certificate with the Delaware Secretary of State (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the aggregate amount to which each holder of shares of Series A Preferred would otherwise be entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                       VIII.  Consolidation, Merger, Etc.
                              ---------------------------

     In the event that the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in each such case, each share of Series A Preferred will at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company at any time after the filing of this Certificate with the Delaware Secretary of State
(a) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivides the outstanding shares of Common Stock,
(c) combines the outstanding shares of Common Stock in a smaller number of shares, or (d) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                               VIII.  Redemption
                                      ----------

     The shares of Series A Preferred are not redeemable.

                                   IX.  Rank
                                        ----

     The shares of Series A Preferred rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Company's Preferred Stock.

                                 X.  Amendment
                                     ---------

     Notwithstanding anything contained in the Certificate of Incorporation of the Company to the contrary and in addition to any other vote required by applicable law, the Certificate of Incorporation of the Company may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of at least 80% of the outstanding shares of Series A Preferred, voting together as a single series.

     IN WITNESS WHEREOF, this Amended Certificate of Designations is executed on behalf of the Company by its Senior Vice President and General Counsel attested by its Assistant Secretary this 12th day of March, 1998.



                                    /s/ Don J. McDermett, Jr.
                                    ----------------------------------
                                    Don J. McDermett, Jr.
                                    Senior Vice President and
                                    General Counsel


Attest:


/s/ Mark H. Kleinman
--------------------
Mark H. Kleinman,
Assistant Secretary